Exhibit C

QUEENSLAND TREASURY CORPORATION

GLOBAL A$ BOND FACILITY

A$18,000,000,000

Unconditionally guaranteed by the Treasurer

on behalf of

the Government of Queensland

AMENDED AND RESTATED

DISTRIBUTION AGREEMENT

Dated as of November •, 2007

-i-

UBS Limited,

Citigroup Global Markets Inc.,

Citigroup Global Markets Limited,

Deutsche Bank Securities Inc.,

ABN AMRO Bank N.V.,

ABN AMRO Incorporated,

Australia and New Zealand Banking Group Limited,

Commonwealth Bank of Australia,

Deutsche Bank AG, London Branch,

Macquarie Bank Limited London Branch,

Macquarie Securities (USA) Inc.,

National Australia Bank Limited,

Royal Bank of Canada Europe Limited,

The Toronto-Dominion Bank, and

Westpac Banking Corporation.

c/o UBS Limited,

1 Finsbury Avenue,

London EC2M 2PP.

Dear Sirs:

Queensland Treasury Corporation (the “Corporation”), a corporation sole constituted under the laws of the State of Queensland, Commonwealth of Australia and the Treasurer on behalf of the Government of Queensland (the “Guarantor”) confirm their agreement with each of you (hereinafter referred to individually as a “Dealer” and collectively as the “Dealers”) with respect to the issue and sale by the Corporation of such series of its Global A$ Bonds as the Corporation may from time to time notify in writing to the Dealers (collectively, the “Bonds”), guaranteed pursuant to one or more Deeds of Guarantee given under Section 33 of the Queensland Treasury Corporation Act 1988 (the “Act”) by the Guarantor (each reference in this Agreement to the guarantee of the Bonds by the Guarantor refers collectively to all such Deeds of Guarantee) in an aggregate principal amount not to exceed the amount of (i) Bonds duly authorized for issuance and sale by the Corporation and (ii) Registered Securities required to be registered under the 1933 Act (each as defined in Section 1.A.(a) hereof).

The Bonds are to be issued under an amended and restated fiscal agency agreement dated as of November 1, 2002 (the “Amended and Restated Fiscal Agency Agreement”) among the Corporation, Deutsche Bank AG, London Branch as Fiscal Agent (the “Fiscal Agent”) and London Paying, Transfer and Authenticating Agent, Deutsche Bank Luxembourg S.A., as Luxembourg Paying and Transfer Agent, and Deutsche Bank Trust Company Americas, as New York Paying, Transfer and Authenticating Agent. The Bonds shall have the maturity dates, interest rates, if any, redemption provisions and other terms (including transferability into fully paid Domestic A$ Bonds of the Corporation (“Domestic

A$ Bonds”)) set forth in the Prospectus referred to below as it may be amended or supplemented from time to time.

Subject to the terms and conditions stated herein, the Corporation hereby appoints each of you as an agent of the Corporation for the purpose of soliciting purchases of the Bonds from the Corporation by others. The Corporation shall have the right to appoint additional agents for the purpose of soliciting purchases of the Bonds from the Corporation by others or purchasing Bonds as principal provided that any such additional agent agrees to comply with the terms and conditions of this Agreement and shall execute an agreement with the Corporation substantially in the Form of Exhibit A hereto. Any such appointment may be limited in duration or restricted to a particular trade or trades, in the Corporation’s sole discretion. Any additional agent so appointed shall be deemed to be a Dealer for all purposes of this Agreement.

As used in this Agreement, in relation to any Bonds which are to have a “listing” or to be “listed” (i) on the Luxembourg Stock Exchange or any other body to which its functions have been transferred (the “Luxembourg Stock Exchange”), “listing” and listed” shall be construed to mean that such Bonds have been admitted to trading on the Luxembourg Stock Exchange’s regulated market and have been listed on the Luxembourg Stock Exchange and (ii) on any other European Economic Area Stock Exchange, “listing” and “listed” shall be construed in a similar manner once Directive 2003/71/EC (the “Prospectus Directive”) has been implemented in the relevant European Economic Area Member State.

SECTION 1. Representations and Warranties of the Corporation and the Guarantor

A. The Corporation represents and warrants to, and acknowledges and agrees with, each Dealer as of the date hereof, as of the Closing Time (as defined in Section 2.G.) and each time the Registration Statement, the Prospectus or any Preliminary Prospectus (each as defined in Section 1.A.(a) below) is amended or supplemented and represents and warrants to, and acknowledges and agrees with, any Dealer which has purchased or solicited the purchase of Bonds as of the times specified in Section 6.A.(a) hereof (in each case, the “Representation Time”), as follows:

(a) The Corporation and the Guarantor have filed with the United States Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the debt securities of the Corporation and the guarantee thereof by the Guarantor, including the Bonds and the Guarantee, which has become effective under the Securities Act of 1933, as amended (the “1933 Act”). As is permitted by Rule 429 (“Rule 429”) under the 1933 Act, the prospectus contained in such registration statement may also relate to certain debt securities of the Corporation and the guarantee thereof by the Guarantor that were registered under one or more registration statements previously filed by the Corporation and the Guarantor. Such registration statement, as amended, and any other registration statement subsequently filed with the Commission with respect to the debt securities of the Corporation and the guarantee thereof by the Guarantor, which contains a prospectus used to offer the

Bonds, in each case as amended and including the exhibits thereto, is hereinafter referred to as the “Registration Statement.” Such registration statement, as amended at the date of this Agreement, meets the requirements set forth in Release No. 33-6424 (the “Release”) and Schedule B under the 1933 Act and complies in all other material respects with the 1933 Act and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”), the Release and Schedule B. Such previously registered debt securities and the guarantee thereof and any debt securities of the Corporation and the guarantee thereof of the Guarantor registered under the Registration Statement are collectively referred to in this Agreement as the “Registered Securities”. As permitted by Rule 429, the Prospectus contained in any subsequent registration statement may include debt securities of the Corporation and the guarantee thereof by the Guarantor registered thereby and certain debt securities and the guarantee thereof previously registered by the Corporation and the Guarantor. In connection with the sale of the Bonds, the Corporation and the Guarantor have filed and propose in the future to file with the Commission from time to time pursuant to Rule 424 under the 1933 Act supplements to the form of prospectus included in the Registration Statement, which describe certain terms of the Bonds and the plan of distribution thereof, and prior to any such future filing the Corporation will advise the Dealers of all further information (financial and other) with respect to the Corporation and the Guarantor to be set forth therein. As used in this Agreement, “Preliminary Prospectus” refers to any basic prospectus, prospectus supplement and pricing supplement related to any Bonds being offered that is used before the acceptance by the Corporation of an offer for the purchase of those Bonds which omitted information to be included upon pricing in the form of a final prospectus, final prospectus supplement or final pricing supplement filed with the Commission pursuant to Rule 424(b) under the 1933 Act. The most recent basic prospectus included in the Registration Statement, as supplemented with respect to the terms of the Bonds and the plan of distribution thereof, including the final prospectus supplement relating to the Bonds (the “Prospectus Supplement”), the applicable final Pricing Supplement (as defined in Section 2.H. of this Agreement), and all material incorporated by reference therein, is hereinafter referred to as the “Prospectus”. Any reference herein to the Registration Statement, the applicable Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed by the Corporation and the Guarantor under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”, and, together with the 1933 Act Regulations, the “Regulations”) and incorporated by reference therein upon reliance on interpretative letters from the Division of Corporate Finance of the Commission, dated May 28, 1987 and November 30, 1987; and any reference herein to “amend”, “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing by the Corporation and the Guarantor of any applicable Prospectus Supplement, any applicable Pricing Supplement and any document incorporated therein by reference.

(b) The Registration Statement, at the times the Registration Statement became effective, complied, and as of each applicable Representation Time will comply, in all material respects with the requirements of the 1933 Act, the 1934 Act and the Regulations. The Prospectus and each Preliminary Prospectus filed as part of the Registration Statement, as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed, and as of each Representation Time, will comply, in all material respects with the requirements of the 1933 Act, the 1934 Act and the Regulations. The Registration Statement, at the times the Registration Statement became effective did not, and as of the applicable Representation Time each part of the Registration Statement will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the times the Registration Statement became effective did not, and as of the applicable Representation Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or to be incorporated by reference into the Prospectus or a Preliminary Prospectus, when they were or hereafter are filed with the Commission, conformed and will conform in all material respects with the requirements of the 1934 Act and the Regulations and, at the time the Registration Statement became effective, at the Closing Time, and at each Representation Time, when read together with the other information in the Prospectus or such Preliminary Prospectus, none of such documents contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, however, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Preliminary Prospectus made in reliance upon and in conformity with information furnished to the Corporation in writing by such Dealer expressly for use in the Registration Statement, the Prospectus or such Preliminary Prospectus.

(c) Each Time of Sale Prospectus (as defined below) relating to the issuance of any Bonds will not, as of the Time of Pricing (as defined below) or as of the applicable Settlement Date (as defined below), contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and complied in all material respects with the 1933 Act and has been or will be filed in accordance with the 1933 Act (to the extent required thereby). As used in this Agreement: (i) “Time of Sale Prospectus” means, as of the applicable Time of Pricing, any applicable Preliminary Prospectus, any applicable Term Sheet and any applicable Issuer Free Writing Prospectus, each as amended or supplemented prior to the applicable Time of Pricing; (ii) “Issuer Free Writing Prospectus” has the meaning set forth in Rule 433 under the 1933 Act (other than the Term Sheet) that relates to the Bonds; (iii) “Time of Pricing” means the time of each acceptance by the Corporation of an offer to purchase Bonds or such other time identified in an applicable terms agreement or other agreement between the Company and the applicable Dealer(s), whether purchasing Bonds as principal(s), or offering and selling Bonds as agent(s); and (iv) “Settlement Date” means each date of delivery of and payment for Bonds to be purchased by or through a Dealer pursuant to a terms agreement or otherwise. Notwithstanding the foregoing, however, the representations and warranties in this subsection shall not apply to statements in or omissions from the Time of Sale Prospectus made in reliance upon and in conformity with information furnished to the Corporation in writing by any Dealer expressly for use in the Time of Sale Prospectus.

(d) The Corporation has not distributed and will not distribute, prior to the Time of Pricing with respect to a particular issue of Bonds, any offering material in connection with the offering and sale of the Bonds other than a Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus (including any Term Sheet) or the Registration Statement, each as amended or supplemented prior to or as at the applicable Time of Pricing.

(e) The Prospectus as amended or supplemented contains all information which, according to the particular nature of the Corporation, the Guarantor and of the Bonds, is necessary to enable investors to make an informed assessment of the assets and liabilities, financial position, profit and losses, and prospects of the Corporation, the Guarantor, and of the rights attaching to the Bonds.

(f) The Prospectus as amended or supplemented complies as to form in all material respects with the applicable provisions of, including all applicable schedules and building blocks annexed to, the Commission Regulation (EC) no. 809/2004 of 29th April 2004.

(g) The financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the financial position of the Corporation as at the dates indicated and the results of its operations for the periods specified.

(h) Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Time of Sale Prospectus, except as otherwise stated therein or contemplated thereby (i) there has been no material adverse change in the condition, financial or otherwise, of the Corporation, or in the earnings, business affairs or business prospects of the Corporation, whether or not arising in the ordinary course of business and (ii) there have been no material transactions entered into by the Corporation other than those in the ordinary course of business.

(i) The Bonds have been duly authorized for issuance and sale pursuant to this Agreement (or will have been so authorized prior to each issuance of Bonds) and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and of the Amended and Restated Fiscal Agency Agreement against payment of the consideration therefore in accordance with this Agreement, the Bonds will be valid and legally binding obligations of the Corporation enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and will, by virtue of the guarantee to be given by the Guarantor pursuant to Section 33 of the Act, be guaranteed as to payment of principal and interest by the Guarantor, and will be entitled to the benefits of the Amended and Restated Fiscal Agency Agreement in the form heretofore delivered to the Dealers; and the Bonds and the Amended and Restated Fiscal Agency Agreement conform in all material respects to all statements relating thereto contained in the Time of Sale Prospectus and the Prospectus.

(j) The Corporation has full power and authority to enter into this Agreement and the Amended and Restated Fiscal Agency Agreement, to issue the Bonds as provided in this Agreement and the Amended and Restated Fiscal Agency Agreement and to perform and comply with the terms and provisions of the Bonds, this Agreement, and the Amended and Restated Fiscal Agency Agreement; and the execution and delivery of this Agreement, and the Amended and Restated Fiscal Agency Agreement, the consummation of the transactions herein and therein contemplated and the compliance with the terms and provisions herein and therein do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the laws of the State of Queensland or the Commonwealth of Australia or any agreement or instrument to which the Corporation is a party or by which it is bound.

(k) Subject to compliance with the requirements of Section 128F of the Income Tax Assessment Act 1936 (as amended) of the Commonwealth of Australia, neither the Corporation nor the Guarantor is required by any law or regulation or by any relevant taxing authority in the jurisdiction in which the Corporation or the Guarantor is constituted or is resident for tax purposes to make any deduction or withholding from any payment under the Bonds or the Guarantee for or on account of any income, registration, transfer or turnover taxes, customs or other duties or tax of any kind.

(l) The Corporation acknowledges and agrees that each of the Dealers is acting solely in the capacity of an arm’s length contractual counterparty to the Corporation and the Guarantor with respect to the offering of Bonds contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Corporation, the Guarantor or any other person. Additionally, no Dealer is advising the Corporation, the Guarantor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Corporation shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Dealers shall have no responsibility or liability to the Corporation or the Guarantor with respect thereto. Any review by the Dealers of the Corporation, the Guarantor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Dealers and shall not be on behalf of the Corporation or the Guarantor.

B. The Guarantor represents and warrants to, and acknowledges and agrees with, each Dealer as of the date hereof, as of the Closing Time and each time the Registration Statement, the Prospectus or any Preliminary Prospectus is amended or supplemented and agrees at each Time of Pricing, shall be deemed to be an affirmation that the Guarantor’s representations, warranties, acknowledgements and agreements as at each such time and a covenant that such representation, warranties, acknowledgements and agreements will be true and correct at the time of delivery of the Bonds as though made at and as of such time (in each case the “Guarantor Representation Time”), as follows:

(a) The Registration Statement, insofar as it expressly relates to the Guarantor, at the times the Registration Statement became effective and as of the applicable Guarantor Representation Time, did not, and will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, insofar as it expressly relates to the Guarantor, at the times the Registration Statement became effective and as of the applicable Guarantor Representation Time, did not, and will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or to be incorporated by reference into the Prospectus or a Preliminary Prospectus, insofar as they expressly relate to the Guarantor, at the time the Registration Statement became effective, at the Closing Time, and at each Representation Time, when read together with the other information in the Prospectus or such Preliminary Prospectus, also insofar as it expressly relates to the Guarantor, none of such documents contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, however, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Preliminary Prospectus made in reliance upon and in conformity with information furnished to the Corporation or the Guarantor in writing by any Dealer expressly for use in the Registration Statement, the Prospectus or such Preliminary Prospectus.

(b) Each Time of Sale Prospectus relating to the issuance of any Bonds, insofar as it expressly relates to the Guarantor, will not, as of the Time of Pricing or as of the applicable Settlement Date, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and complied in all material respects with the 1933 Act and has been or will be filed in accordance with the 1933 Act (to the extent required thereby). Notwithstanding the foregoing, however, the representations and warranties in this subsection shall not apply to statements in or omissions from the Time of Sale Prospectus made in reliance upon and in conformity with information furnished to the Corporation or the Guarantor in writing by any Dealer expressly for use in the Time of Sale Prospectus.

(c) Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Time of Sale Prospectus, except as otherwise stated therein or contemplated thereby (i) there has been no material adverse change in the financial, economic or political conditions of the Guarantor, and (ii) the Guarantor continues to guarantee the due payment of the Bonds as to principal and interest when the same shall become due and payable whether at maturity or otherwise.

(d) The Prospectus as amended or supplemented contains all information which, according to the particular nature of the Guarantor, is necessary to enable investors to make an informed assessment of the assets and liabilities, financial position, profit and losses, and prospects of the Guarantor.

(e) The Prospectus as amended or supplemented complies as to form in all material respects with the applicable provisions of, including all applicable schedules and building blocks annexed to, the Commission Regulation (EC) no. 809/2004 of 29th April 2004.

(f) The guarantee of the Bonds by the Guarantor is given under Section 33 of the Act; the Act is a valid enactment of the State of Queensland; the guarantee constitutes the valid, binding and unconditional guarantee of the Guarantor for the payment of principal and interest, if any, relating to the Bonds, when the same shall become due and payable, whether at maturity or otherwise; and the guarantee of the Guarantor conforms in all material respects to all statements relating thereto in the Time of Sale Prospectus and the Prospectus.

(g) The Guarantor has full power and authority to enter into this Agreement, to guarantee the Bonds and to perform and comply with the terms and provisions of this Agreement to be performed and complied with by it; and the execution and delivery of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms and provisions herein, as they each relate to the Guarantor, do not and will not result in a breach of any of the provisions of the laws of the State of Queensland or the Commonwealth of Australia or result in a breach of any of the terms or provisions of or constitute a default under any agreement or instrument to which the Guarantor is a party or by which it is bound.

(h) The Guarantor acknowledges and agrees that each of the Dealers is acting solely in the capacity of an arm’s length contractual counterparty to the Corporation and the Guarantor with respect to the offering of Bonds contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Corporation, the Guarantor or any other person. Additionally, no Dealer is advising the Corporation, the Guarantor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Guarantor shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Dealers shall have no responsibility or liability to the Corporation or the Guarantor with respect thereto. Any review by the Dealers of the Corporation, the Guarantor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Dealers and shall not be on behalf of the Corporation or the Guarantor.

C. Any certificate signed by any officer of the Corporation or any official of the Guarantor and delivered to any Dealer or counsel to the Dealers in connection with an offering or sale of Bonds shall be deemed a representation and warranty by the Corporation or the Guarantor, as the case may be, to such Dealer as to the matters covered thereby.

SECTION 2. Solicitations as Agent; Purchases as Principal

A. Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Dealer severally, and not jointly, agrees to use its best efforts, as agent for the Corporation, to solicit offers to purchase the Bonds upon the terms and conditions set forth in the Time of Sale Prospectus and the Prospectus.

The Corporation agrees that it will not sell, or solicit or accept offers to purchase, Bonds directly on its own behalf, and that it will sell Bonds only to or through the Dealers.

Upon request, the Corporation will inform each Dealer of the remaining amount of Bonds which may be sold pursuant to the Registration Statement. The Corporation reserves the right, in its sole discretion, to suspend solicitation of offers to purchase Bonds commencing at any time for any period of time or permanently. Upon receipt of instructions from the Corporation, each Dealer will forthwith suspend solicitation of offers to purchase the Bonds from the Corporation until advised by the Corporation that such solicitation may be resumed.

Each Dealer, in its capacity as agent for the Corporation, is authorized to solicit offers to purchase the Bonds on the terms specified to such Dealer by the Corporation as provided in the Procedures (as defined in Section 2.F.). Each Dealer shall communicate to the Corporation each reasonable offer to purchase Bonds received by it as agent in the manner provided in the Procedures. Each Dealer shall have the right, in its discretion reasonably exercised, without notice to the Corporation, to reject in whole or in part any offer to purchase the Bonds received by it, and any such rejection shall not be deemed a breach of its agreement contained herein.

B. Purchases as Principal. Each Dealer may purchase Bonds from the Corporation as principal upon the terms and conditions set forth in this Agreement.

C. Selling Restrictions. In connection with the offering of the Bonds on behalf of the Corporation, each Dealer confirms its awareness of, and agrees that it will solicit offers to purchase Bonds and effect sales of Bonds in the United States or to U.S. persons only in compliance with the requirements of, applicable United States law, including without limitation the 1933 Act, the 1934 Act the Regulations and the rules and regulations of the National Association of Securities Dealers. Additionally, each Dealer represents that it is familiar with, and agrees that it will observe, the restrictions on the offering of Bonds and distribution of documents relating to the Bonds set forth in Exhibit B hereto.

D. Commissions. The Corporation agrees to pay each Dealer a commission or fee to the extent set forth in the QTC Offshore and Onshore Fixed Interest Distribution Group Operational Guidelines attached as Exhibit C hereto (the “Operational Guidelines”), as the Corporation may amend from time to time.

E. Underwritten Offerings. The Corporation may also sell Bonds to a group of underwriters for which one or more of the Dealers shall act as representative or representatives. Any such sale shall be made upon such terms and subject to such conditions as the Corporation, the Guarantor and such Dealer or Dealers may agree in an underwriting or subscription agreement to be entered into with respect to such sale.

F. Procedures. Administrative procedures respecting the sale of Bonds shall be agreed upon from time to time by the Dealers, the Fiscal Agent and the Corporation (the “Procedures”). The Corporation will furnish a copy of the Procedures as from time to time in effect to the Fiscal Agent. The Dealers, severally and not jointly, and the Corporation agree to perform on and after the Closing Time the respective duties specifically provided to be performed by each of them herein and in the Procedures.

G. Delivery. The documents required to be delivered by Section 5 hereof shall be delivered at the office of Sullivan & Cromwell, Level 32, 101 Collins Street, Melbourne, Victoria 3000, Australia, on [day after date of Distribution Agreement] (Melbourne time), or at such other time as the Dealers and the Corporation may agree upon in writing (the “Closing Time”).

H. Pricing Supplements. For so long as the Bonds are listed on the Luxembourg Stock Exchange, any pricing supplement relating to the Bonds to be prepared by the Corporation (each, a “Pricing Supplement”) shall be in substantially the form set forth in Exhibit D hereto.”

I. Free Writing Prospectuses. Each applicable Dealer, severally and not jointly, represents and warrants to, and agrees with, the Corporation, the Guarantor and each other applicable Dealer that, unless it obtains the consent of the Corporation and the other applicable Dealers (if any) prior to the use thereof, it has not made and will not make any offer relating to the Bonds that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act required to be filed with the Commission, provided the prior consent of the Corporation and the other applicable Dealers (if any) shall be deemed to have been given in respect of any Issuer Free Writing Prospectus, including any Term Sheet, attached as a schedule to any applicable terms agreement and to communications described in the next succeeding paragraph.

The Corporation and the Guarantor consent to the use (including the making of statements) by the applicable Dealers of (i) information with respect to the terms of the applicable Bonds in communications conveying information related to the applicable offering of Bonds to investors prior to the preparation of a Term Sheet and/or Pricing Supplement by the Corporation, (ii) information consistent with information that would be contained in a notice under Rule 134 under the 1933 Act and not inconsistent with information specifically set forth in the Time of Sale Prospectus, (iii) information that describes the final terms of the Bonds or their offering and that is consistent with the Term Sheet approved by the Corporation and the Pricing Supplement, each of which have, or will be, filed by the Corporation with the Commission under Rule 433(d) under the 1933 Act, and (iv) information consistent with information that is in the public domain and is not inconsistent with information specifically set forth in the Time of Sale Prospectus, which in the case of (i) through (iv) of this subsection (except to the extent set forth therein) would not be required to be filed by the Dealers, the Corporation or the Guarantor with the Commission under Rule 433(d) under the 1933 Act.

SECTION 3. Covenants of the Corporation and the Guarantor

A. The Corporation covenants with each Dealer as follows:

(a) At any time when a Prospectus is required to be delivered in connection with the sale of the Bonds (including in the circumstances where such requirement can be satisfied pursuant to Rule 172 under the 1933 Act), the Corporation will comply with all requirements imposed upon the Corporation by the 1933 Act and the 1934 Act, as now and hereinafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sale of or a dealing in the Bonds as contemplated by the provisions hereof and by the Time of Sale Prospectus and the Prospectus. If during such period any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus or the Prospectus in order that the Time of Sale Prospectus or the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or if it shall be necessary at any such time to amend or supplement the Registration Statement, the Time of Sale Prospectus or the Prospectus in order to comply with the requirements of the 1933 Act, the 1934 Act or the Regulations, the Corporation shall give immediate notice, confirmed in writing, to each Dealer to cease the solicitation of offers to purchase the Bonds in its capacity as agent for the Corporation and to cease sales of any Bonds the Dealers may then own as principal, and if, at the time of any notification to suspend solicitation, any Dealer shall own any of the Bonds with the intention of reselling them, or the Corporation has accepted an offer to purchase Bonds but the related settlement has not occurred, the Corporation and the Guarantor will promptly prepare and file (at the expense of the Corporation) with the Commission such amendment or supplement, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Time of Sale Prospectus or the Prospectus, as the case may be, comply with such requirements.

(b) With respect to each sale of Bonds, as soon as practicable after the close of its fiscal year, the Corporation will make generally available to the holders of the Bonds an earnings statement covering a period of at least twelve months beginning after the effective date of the Registration Statement which will satisfy the provisions of Section 11(a) of the 1933 Act.

(c) The Corporation will give each Dealer notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Time of Sale Prospectus or the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish each Dealer with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of filing, and will not file any amendment or supplement or other documents in a form to which any Dealer or their counsel shall reasonably object.

(d) The Corporation will notify each Dealer immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Time of Sale Prospectus or the Prospectus or any amendment to the Registration Statement, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Time of Sale Prospectus or the Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Time of Sale Prospectus or the Prospectus or for additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (vi) of the receipt by the Corporation of any notification with respect to the suspension of the qualification of the Bonds for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Corporation will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(e) The Corporation will deliver one manually signed copy of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Time of Sale Prospectus and the Prospectus) to each of Deutsche Bank Securities Inc. and UBS Limited (each, a “Lead Dealer”, or their successors appointed by the Corporation from time to time) and as many conformed copies of such documents to each Dealer as each Dealer may reasonably request. The Corporation will furnish to each Dealer as many copies of the Time of Sale Prospectus and the Prospectus (as amended or supplemented) as soon as possible and in such quantities as each Dealer shall reasonably request so long as the Corporation or such Dealer is required to deliver a Time of Sale Prospectus or a Prospectus in connection with sales or solicitations of offers to purchase the Bonds.

(f) The Corporation will endeavor, in cooperation with the Dealers, to qualify the Bonds for offering and sale and determine their eligibility for investment under the applicable laws of such states and other jurisdictions of the United States as the Dealers may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Bonds; provided, however, that the Corporation shall not be required to qualify the Bonds in any state in which such qualification requires the Corporation to file a consent to service of process or to qualify to do business or where such qualification would, in the Corporation’s opinion, cause the Corporation to be subject to taxation by such state. The Corporation will file such statements and reports as may be required by the laws of each jurisdiction in which the Bonds have been qualified.

(g) So long as any of the Bonds are outstanding, the Corporation will furnish to each Dealer as soon as practicable after the end of each fiscal year of the Corporation, the annual report of the Corporation, including financial statements of the Corporation as at the end of and for such year, all in reasonable detail and reported upon by the Auditor-General of the State of Queensland, or any successor independent auditor, and, as soon as practicable after the publication thereof, the annual budget and statement of revenue and expenditures of the Guarantor.

(h) Listing.

(1) Initial Listing. The Corporation shall make or procure the making of an application to the Luxembourg Stock Exchange Limited to list the Bonds on the Luxembourg Stock Exchange. In connection with such application, the Corporation shall (x) furnish from time to time to the Luxembourg Stock Exchange any and all documents, instruments, information and undertakings that may be necessary in order to effect the listing of the Bonds on the Luxembourg Stock Exchange, signed where appropriate by duly authorized officials of the Corporation, the Guarantor and their auditors, and (y) subject to paragraph (2) of this Section 3.A.(h), use all reasonable endeavors to maintain such listing until the termination of this Agreement or, if later, so long as any Bond remains outstanding.

(2) Change of Listing. If at any time the Corporation determines that it can no longer reasonably comply with the requirements for maintaining the listing of the Bonds on the Luxembourg Stock Exchange, the Corporation will use its best endeavors to obtain, as promptly as possible, the listing of the Bonds on such other stock exchange as it may, with the approval of the Lead Dealers, decide upon, such approval not to be unreasonably withheld. In such event, the provision of subparagraph (1)(x) of this Section 3.A.(h) shall apply to such new listing and the Corporation shall use all reasonable endeavors to maintain such new listing until the termination of this Agreement or, if later, so long as any Bond remains outstanding.

(i) The Corporation will immediately notify each Dealer by telephone or facsimile of any downgrading in the rating of the Bonds or any other debt securities of the Corporation, or any proposal to downgrade the rating of the Bonds or any other debt securities of the Corporation, by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the 1933 Act), as soon as the Corporation learns of such downgrading or proposal to downgrade.

(j) The Corporation shall not issue the Bonds within Australia. Notwithstanding this, if the Corporation does issue any Bonds within Australia, then, to the extent that any tax on supply imposed by or through A New Tax System (Goods and Services Tax) Act 1999 or any related tax imposition Act (“GST”) is payable in respect of the remuneration payable to the Dealers, the Corporation shall increase the amount or fees payable to each Dealer under the Operational Guidelines by an amount equal to the GST payable by each Dealer in respect of the supply provided that if, for whatever reason, GST is no longer payable in respect of the supply by a Dealer then, if the Dealer receives a refund of GST from the Australian Taxation Office, the Dealer shall refund to the Corporation the additional amount the Corporation paid on account of GST. The Corporation will not have any obligation to pay any increased consideration to the Dealers for a supply as a result of this section until:

(1) the Corporation is required to pay an amount to the Dealers for the supply pursuant to the Operational Guidelines;

(2) the Dealer has given the Corporation a correctly rendered tax invoice

(3) and/or adjustment note in relation to the supply; and

(4) the Dealer has done all things reasonably necessary upon request to assist the Corporation to enable it to claim and obtain any input tax credit available (where entitled) to the Corporation in respect of the supply.

(k)(1) The Corporation shall not, subject to Section 3(k)(2) of this Agreement, make any offer relating to any Bonds that would constitute an Issuer Free Writing Prospectus, including a Term Sheet (as defined in Section 3(k)(2) below) without the prior consent of the relevant Dealers involved in the offer and sale of such Bonds. The Corporation shall comply with the requirements of Rule 433 under the 1933 Act with respect to any such Issuer Free Writing Prospectus. Any such Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Bonds to which such Issuer Free Writing Prospectus relates or until any earlier date that the

Corporation notified or notifies the Dealers as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement relating to the Bonds, including any document incorporated by reference therein and the Prospectus deemed to be part thereof that has not been superseded or modified. If at any time from the issuance of an Issuer Free Writing Prospectus to the completion of the distribution of the Bonds to which such Issuer Free Writing Prospectus relates there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Bonds, including any document incorporated by reference therein and the Prospectus deemed to be part thereof that has not been superseded or modified, the Corporation shall promptly notify the Dealers and shall promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.

(2) The Corporation may prepare a term sheet (as applicable, each a “Term Sheet”), containing a description of such Bonds, which shall be in a form approved by the relevant Dealers involved in the offer and sale of the relevant Bonds and substantially consistent with the terms agreed orally and confirmed in writing to the relevant Dealer in a terms agreement or otherwise. Any such Term Sheet shall constitute an Issuer Free Writing Prospectus and the Corporation shall file such Term Sheet with the Commission pursuant to Rule 433(d) under the 1933 Act within the time period prescribed by such Rule.

B. The Guarantor covenants with each Dealer as follows:

(a) At any time when a Prospectus is required to be delivered in connection with the sale of the Bonds (including in the circumstances where such requirement can be satisfied pursuant to Rule 172 under the 1933 Act), the Guarantor will comply with all of the requirements imposed upon the Guarantor by the 1933 Act and 1934 Act, as now and hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of the sale of or a dealing in the Bonds as contemplated by the provisions hereof and by the Time of Sale Prospectus and the Prospectus. If during such period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus or the Prospectus in order that the Time of Sale Prospectus or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or if it shall be necessary at any such time to amend or supplement the Registration Statement, the Time of Sale Prospectus or the Prospectus in order to comply with the requirements of the 1933 Act, the 1934 Act or the Regulations, the Corporation or the Guarantor shall give immediate notice, confirmed in writing, to each Dealer to cease the solicitation of offers to purchase the Bonds in the Dealer’s capacity as Dealer and to cease sales of any Bonds the Dealers may then own as principal, and then if, at the time of any notification to suspend solicitations, any Dealer shall own any of the Bonds with the intention of reselling them, or the Corporation has accepted an offer to purchase Bonds but the related settlement has not occurred, the Guarantor will promptly prepare, or assist the Corporation in preparing, and file with the Commission such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Time of Sale Prospectus or the Prospectus, as the case may be, comply with such requirements.

(b) With respect to each sale of Bonds and as soon as practicable after the close of its fiscal year, the Guarantor will make generally available to the holders of the Bonds a statement of its revenues and expenses, covering a period of at least twelve months beginning after the effective date of the Registration Statement, which will satisfy the provisions of Section 11(a) of the 1933 Act.

(c) The Guarantor will give each Dealer notice, or cause the Corporation to give each Dealer notice, of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Time of Sale Prospectus or the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish each Dealer, or will cause the Corporation to furnish each Dealer, with copies of any such amendment or supplement or other documents proposed to be filed in either case a reasonable time in advance of filing, and will not file any such amendment or supplement or other documents in a form to which any Dealer or counsel to the Dealers shall reasonably object.

(d) The Guarantor will notify each Dealer immediately, and confirm the notice in writing, or will cause the Corporation to notify each Dealer immediately and confirm such notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Time of Sale Prospectus or the Prospectus or any amendment to the Registration Statement, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Time of Sale Prospectus or the Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Time of Sale Prospectus or the Prospectus or for additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (vi) of the receipt by the Guarantor of any notification with respect to the suspension of the qualification of the Bonds for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes. The Guarantor, in cooperation with the Corporation, will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(e) The Guarantor will assist, in cooperation with the Dealers and the Corporation, in qualifying the Bonds for offering and sale and determining their eligibility for investment under the applicable laws of such states and other jurisdictions of the United States as the Dealers may designate, and will assist in maintaining such qualifications in effect for as long as may be required for the distribution of the Bonds. The Guarantor will file such statements and reports as may be required by the laws of each jurisdiction in which the Bonds have been qualified; provided, however, that the Guarantor shall not be obligated to file a consent to service of process in any jurisdiction.

SECTION 4. Payment of Expenses

The Corporation, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all reasonable expenses incidental to the performance of the obligations of the Corporation and the Guarantor hereunder, will pay the expenses (including fees and disbursements of counsel) incurred by the Dealers in connection with the matters referred to in Section 3.A.(f) hereof and the preparation of memoranda relating thereto, and will pay any fees charged by investment rating agencies for rating the Bonds, the cost of furnishing to the Dealers copies of the Registration Statement, Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and each amendment and supplement thereto, in such numbers as the Dealers may reasonably request, the reasonable fees and disbursements of United States, United Kingdom and Australian counsel for the Dealers, as agreed among the Corporation and the Lead Dealers, the cost and charges of the Fiscal Agent relating to its duties under the Amended and Restated Fiscal Agency Agreement and the Bonds, listing fees and expenses, NASD filing fees and expenses, out-of-pocket expenses of the Dealers in connection with delivery of the Time of Sale Prospectus and the Prospectus and the cost of preparing, issuing and delivering the Bonds. The Corporation shall not in any event be liable to the Dealers for loss of anticipated profits from the transactions covered by this Agreement.

SECTION 5. Conditions of Obligation

The obligations of each Dealer to solicit, or to act as the Corporation’s agent in receiving, offers to purchase the Bonds in its capacity as agent of the Corporation or to consummate any purchase by it as principal of Bonds from the Corporation as contemplated by Section 2.B. hereof will be subject to the accuracy of the representations and warranties on the part of the Corporation and the Guarantor herein contained, to the accuracy of the statements of any duly authorized officer or official of the Corporation or the Guarantor made in any certificate furnished pursuant to the provisions of Section 5(b)(1), 5(c) or 6.A.(b), to the performance and observance by the Corporation and the Guarantor of all their respective covenants and other obligations hereunder and to the following further conditions:

(a)(i) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, (ii) no Dealer shall have been advised by the Corporation that the Registration Statement, the Time of Sale Prospectus or the Prospectus, or any amendment or supplement thereto, at any Representation Time and at the time it was required to be delivered to a purchaser of the Bonds, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at such time, not misleading and (iii) subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there shall not have been any material adverse change in the financial position, results of operation, business affairs or business prospects of the Corporation or the financial, political or economic conditions of the Government of Queensland except as set forth in or contemplated by the Time of Sale Prospectus or the Prospectus, as applicable.

(b) At the Closing Time, and at such other times specified in and subject to the provisions of Section 6.A.(b) and (c) hereof the Dealers shall have received:

(1) A certificate or certificates, dated as of such times, signed by the Chairman, Chief Executive or Acting Chief Executive in respect of the Corporation and by the Under Treasurer or Acting Under Treasurer of the State of Queensland in respect of the Guarantor, in which such persons, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Corporation and the Guarantor in this Agreement are true and correct, that the Corporation and the Guarantor have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such time, that no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and, if applicable, the Time of Sale Prospectus with respect to any Bond, there has been no material adverse change in the financial position, results of operation, business affairs or business prospects of the Corporation or the financial, political or economic conditions of the Government of Queensland except as set forth in or contemplated by the Prospectus, such Time of Sale Prospectus or as described in such certificate.

(2) An opinion, dated as of such times, of the Crown Solicitor for the State of Queensland, substantially to the effect set forth in the form attached hereto as Exhibit E. In rendering such opinion, such counsel may rely on the opinion of Sullivan & Cromwell, or such other counsel satisfactory to the Dealers receiving such opinions, as to all matters of United States law and procedure.

(3) From Sullivan & Cromwell, or such other counsel satisfactory to the Dealers receiving such opinions, such opinion or opinions, dated as of such times, on the validity under the laws of New York and the United States of America of the Bonds, the Guarantee, the Registration Statement, the Prospectus and the Amended and Restated Fiscal Agency Agreement and other related matters as the Dealers may reasonably require and to the further effect that: (i) the statements in the Registration Statement and Prospectus under the captions “Description of Securities and Guarantee” (except for the subsections headed “Taxation by the Commonwealth of Australia”, and “Interest Withholding Tax”) and “Plan of Distribution” and in the Prospectus Supplement to the basic prospectus under “Terms and Conditions of the Bonds”, “Book-Entry System”, “United States Taxation” and “Plan of Distribution”, insofar as they relate to provisions of documents or United States tax laws therein described are accurate in all material respects and fairly present the information purported to be shown; and (ii) as special United States counsel for the Corporation and the Guarantor, such counsel advised as to requirements of the 1933 Act and the applicable rules and regulations thereunder and they reviewed certificates of certain representatives of the Corporation and the Guarantor, records, documents and proceedings; such counsel also participated in conferences with representatives of the Dealers and those of the Corporation and the Guarantor and counsel for the Dealers at which the contents of the Registration Statement, the Prospectus (including the Prospectus Supplement and, if applicable the Pricing Supplement and any Free Writing Prospectus), were discussed and reviewed; on the basis of the information gained in the performance of such services, considered in the light of their understanding of the applicable law and the experience they have gained through their practice under the 1933 Act, in their opinion each part of the Registration Statement, when such part became effective, and the Prospectus as of the date of the Prospectus Supplement, appeared on its face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the applicable rules and regulations of the Commission thereunder; and that (x) they do not believe that (A) any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Prospectus, as of the date of the related Pricing Supplement, as amended or supplemented, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the Prospectus, as of the date of this Agreement (or, if applicable, as of the date of the applicable Pricing Supplement) or as of any applicable Settlement Date for the Bonds contained or contains any untrue statement of a material fact or omitted or omits, to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel may state that the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, Prospectus or Prospectus Supplement except for those made under the captions “Descriptions of Securities and Guarantee” (except for the subsections headed “Taxation by the Commonwealth of Australia”, and “Interest Withholding Tax”) and “Plan of Distribution” in the Registration Statement and the Prospectus and “Terms and Conditions of the Bonds”, “Book-Entry System”, “United States Taxation” and “Plan of Distribution” in the Prospectus Supplement, insofar as they related to provisions of documents or United States tax laws therein described; that they do not express any opinion or belief as to the financial statements or other statistical data contained in the Registration Statement, the Prospectus or the Prospectus Supplement and that their letter is furnished by them as United States counsel solely for their benefit. In giving their opinion, Sullivan & Cromwell may rely on the opinions of the Crown Solicitor as to all matters of Queensland and Australian law.

(4) From the Auditor-General of the State of Queensland, or any successor independent auditor, a letter, dated as of such times, and delivered at such times, in the form heretofore agreed to.

(c) There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Australian Stock Exchange Limited; (ii) a general moratorium on commercial banking activities (A) in New York declared by either U.S. federal or New York State regulatory authorities or (B) in Australia declared by the Australian regulatory authorities; (iii) any outbreak or escalation of hostilities, other insurrections or armed conflict in which the United States of America or the Commonwealth of Australia is involved or any declaration of a national emergency or war by either of such countries, or any other calamity or crisis or materially adverse change in general economic, political or financial conditions having an effect on the U.S. financial markets; or (iv) any downgrading in the rating of any debt securities of the Corporation by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the 1933 Act), which, in the case of any of the events described in clauses (i) through (iv) above, individually or in the aggregate, in the sole judgment of such Dealer, makes it impracticable or inadvisable to proceed with the solicitation of offers to purchase Securities, or the consummation of the purchase of Bonds by such Dealer as principal for resale to others, as the case may be, on the terms and in the manner contemplated in the Time of Sale Prospectus and the Prospectus, each as then amended or supplemented.

(d) At the Closing Time and at such other times specified in Sections 6.A.(b) and (c), Sullivan & Cromwell, or such other counsel satisfactory to the Dealers receiving such documentation and opinions, shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Bonds as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; the Dealers shall have been furnished such certificates from officers or officials of the Corporation and the Guarantor relating to their respective representations and warranties as any Dealer shall reasonably request; and all proceedings taken by the Corporation and the Guarantor in connection with the issuance and sale of the Bonds as herein contemplated shall be satisfactory in form and substance to the Dealers and their counsel.

(e) On or prior to the Closing Time, confirmation of the listing of the Bonds on the Luxembourg Stock Exchange shall have been granted by the Luxembourg Stock Exchange or the Lead Dealers, on behalf of the Dealers, shall be reasonably satisfied that such listing will be granted within a reasonable period after the Closing Time.

(f) In the case of Bonds which are intended to be listed on a European Economic Area Stock Exchange or offered to the public in a European Economic Area Member State on or after the date on which the Prospectus Directive is implemented in the relevant European Economic Area Member State:

(1) the Prospectus as amended or supplemented having been approved as a base prospectus by the Luxembourg Stock Exchange and having been published in accordance with the Prospectus Directive; and

(2) either (A) there being no significant new factor, material mistake or inaccuracy relating to the information included in the Prospectus as amended or supplemented which is capable of affecting the assessment of the Bonds which are intended to be listed or (B) if there is such a significant new factor, material mistake or inaccuracy, a supplement to the Prospectus having been published in accordance with the Prospectus Directive.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement or, if applicable, any agreement for the sale of Bonds to a Dealer as principal may be terminated by any affected Dealer with respect to such Dealer by notice to the Corporation at any time at or prior to the Closing Time or the time of settlement of such sale of Bonds to a Dealer as principal, as the case may be, and such termination shall be without liability of any party to any other party, except that the covenants set forth in Section 3.A.(d) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreement set forth in Sections 7 and 8 hereof, and the provisions of Sections 10 and 13 hereof shall remain in effect.

SECTION 6. Additional Covenants of the Corporation

A. The Corporation covenants and agrees that:

(a) The time of each acceptance by it of an offer for the purchase of Bonds, as agreed between the Corporation and the applicable Dealer(s), and the time of each agreement for the sale of Bonds to a Dealer as principal and each offer and sale of Bonds by a Dealer, as agreed between the Corporation and the applicable Dealer(s), shall be deemed to be an affirmation that the representations, warranties, acknowledgements and agreements of the Corporation contained in this Agreement and in any certificate theretofore delivered to the Dealers pursuant to Sections 5(b)(1) or 5(c) hereof which was last furnished to the Dealers are true and correct at the time of such acceptance or sale, as the case may be, and such representations and warranties of the Corporation will be true and correct at the time of delivery to the purchaser or his agent, or such Dealer, as the case may be, of the relevant Bonds as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement, the Time of Sale Prospectus and the Prospectus as amended and supplemented to each such time). Each such acceptance by the Corporation of an offer for the purchase of Bonds, each agreement for the sale of Bonds to a Dealer as principal and each offer and sale of Bonds by a Dealer, shall be deemed to constitute an additional representation, warranty and agreement by the Corporation that, as of the Settlement Date for the sale of such Bonds, after giving effect to the issuance of such Bonds, of any other Bonds to be issued on or prior to such Settlement Date and of any other debt securities to be issued and sold by the Corporation on or prior to such Settlement Date, (i) the aggregate principal amount of all Bonds which have been issued and sold by the Corporation pursuant to this Agreement will not exceed the amount of Bonds duly authorized for issuance and sale by the Corporation and (ii) the aggregate amount of debt securities (including any Bonds) which have been issued and sold by the Corporation in transactions which require such debt securities to be registered under the 1933 Act will not exceed the amount of debt securities registered pursuant to the Registration Statement.

(b) Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement, such as a Pricing Supplement, providing solely for change in the interest rate, purchase price or maturities of the Bonds remaining to be sold or similar changes) or another Registration Statement is filed with the Commission with respect to the Bonds, the Corporation shall furnish or cause to be furnished to the Dealers forthwith a certificate or certificates in form satisfactory to the Dealers to the effect that the statements made on behalf of the Corporation and the Guarantor and contained in the certificates referred to in Section 5(b)(1) and 5(c) hereof which were last furnished to the Dealers are true and correct at the time of such amendment or supplement or filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration

Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said Section 5(b)(1) and 5(c), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificates;

(c) Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement, such as a Pricing Supplement, providing solely for a change in the interest rate, purchase price or maturities of the Bonds remaining to be sold or similar changes), or another Registration Statement is filed with the Commission with respect to the Bonds, the Corporation shall furnish or cause to be furnished forthwith to the Dealers and the counsel for the Dealers a written opinion of the Crown Solicitor of the State of Queensland and Sullivan & Cromwell, or other counsel satisfactory to the Dealers receiving such opinions, dated the date of delivery of such opinions, in form satisfactory to the Dealers receiving such opinions, of the same tenor as the opinions referred to in Section 5(b)(2) and 5(b) (3) hereof but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion or, in lieu of any such opinion, counsel last furnishing such opinions to the Dealers shall furnish to any Dealer entitled to receive such opinion a letter to the effect that such Dealer may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

(d) Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information, the Auditor-General of the State of Queensland shall furnish the Dealers a letter, dated the date of filing of such amendment, supplement or document with the Commission, of the same tenor as the portions of the letter referred to in Section 5(b)(4) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter.

(e) The Corporation agrees that any obligation of a person who has agreed to purchase Bonds to make payment for and take delivery of such Bonds shall be subject to (i) the accuracy, on the related Settlement Date fixed pursuant to the Procedures, of the Corporation’s representation and warranty deemed to be made to the Dealers pursuant to the last sentence of Section 6.A.(a), and (ii) the satisfaction, on such Settlement Date, of each of the conditions set forth in Section 5(a).

(f) The Corporation, as co-registrant with the Guarantor, will file an annual report on Form 18-K with the Commission within nine months after the close of its fiscal year.

(g) As soon as practicable after the occurrence of a material development in the operations or financial position of the Corporation, the Corporation will disclose such material development by filing a report on Form 18-K or Form 18-K/A amending its annual report.

(h) In respect of any series of Bonds having a maturity of less than one year, the Corporation will issue such Bonds only if the following conditions apply (or the Bonds can otherwise be issued without contravention of Section 19 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”):

(a) the relevant Dealer covenants in the terms set out in paragraph (iii) (B) of Exhibit B hereto; and

(b) the redemption value of each Bond is not less than £100,000 (or an amount of equivalent value denominated wholly or partly in a currency other than sterling), and no part of any Bond may be transferred unless the redemption value of that part is not less than £100,000 (or such an equivalent amount).

B. The Guarantor covenants and agrees that:

(a) The Guarantor, as co-registrant with the Corporation, will file an annual report on Form 18-K with the Commission within nine months after the close of its fiscal year.

(b) As soon as practicable after the occurrence of a material development in the financial, political or economic condition of the Guarantor, the Guarantor will disclose such material development by filing a report on Form 18-K or Form 18-K/A amending its annual report.

SECTION 7. Indemnification

(a) Each of the Corporation and the Guarantor agrees to indemnify and hold harmless each Dealer and each person, if any, who controls each Dealer within the meaning of Section 15 of the 1933 Act as follows:

(1) against any and all loss, liability, claim, damage and expense arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), the Time of Sale Prospectus (or any part thereof) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation or the Guarantor by the Dealers expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or the Time of Sale Prospectus, it being understood that the only such information provided by or on behalf of the Dealers is as set forth in the applicable terms agreement or in some other manner;

(2) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (except as made in reliance upon and in conformity with information furnished by the Dealers as aforesaid) if such settlement is effected with the written consent of the Corporation and the Guarantor; and

(3) against any and all expense whatsoever (including, subject to Section 7(c) hereof, the reasonable fees and disbursements of counsel chosen by the Dealers) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (except as made in reliance upon and in conformity with information furnished by the Dealers as aforesaid), to the extent that any such expense is not paid under (i) or (ii) above;

(b) Each Dealer on a several and not joint basis agrees to indemnify and hold harmless each of the Corporation and the Guarantor, each of the Corporation’s officials, officers and representatives who signed the Registration Statement, and each person, if any, who controls the Corporation within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or the Time of Sale Prospectus (or any part thereof) in reliance upon and in conformity with written information furnished to the Corporation or the Guarantor by such Dealer expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or the Time of Sale Prospectus, it being understood that the only such information provided by or on behalf of the Dealers is as set forth in the applicable terms agreement or in some other manner.

(c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

SECTION 8. Contribution

In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 7 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Corporation and the Guarantor, on the one hand, and each Dealer, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Corporation and the Guarantor, on the one hand, and such Dealer, on the other hand, as incurred with respect to Bonds sold to or through such Dealer in such proportions that such Dealer is responsible for that portion represented by the percentage that the total commissions, fees and underwriting discounts received by such Dealer to the date of such liability bears to the total sales price received by the Corporation and the Guarantor to the date of such liability, and the Corporation and the Guarantor are responsible for the balance. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled under this Section 8 to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls any Dealer within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Dealers, and, each official, officer and representative of the Corporation or the Guarantor who signed the Registration Statement, and each person, if any, who controls the Corporation within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Corporation.

SECTION 9. Status of the Dealers

In soliciting purchases of the Bonds from the Corporation, each Dealer is acting solely as agent for the Corporation and not as principal. Each Dealer will make reasonable efforts to assist the Corporation in obtaining performance by each purchaser whose offer to purchase Bonds from the Corporation has been solicited by such Dealer and accepted by the Corporation but such Dealer shall not have any liability to the Corporation in the event any such purchase is not consummated for any reason.

Nothing herein contained shall constitute the Dealers an association, joint venture or partnership, with the Corporation or the Guarantor or with each other.

SECTION 10. Representations, Warranties and Agreements to Survive Delivery

All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Corporation or the Guarantor submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any Dealer or any controlling person, or by or on behalf of the Corporation or the Guarantor, and shall survive each delivery of and payment for any of the Bonds.

SECTION 11. Termination

This Agreement may be terminated (with respect to the participation of any party hereto) for any reason at any time by the Corporation, the Guarantor, or by any Dealer, upon the giving of written notice of such termination to the other parties hereto. In the event of any such termination by any party hereto, no other party will have any liability to such party and such party will not have any liability to any other party hereto, except that (i) in the case of a termination pursuant to this Section 11, the Dealers shall be entitled to any commissions earned in accordance with Section 2.D. hereof, (ii) if at the time of termination (A) the Dealers shall own any of the Bonds with the intention of reselling them or (B) an offer to purchase any of the Bonds has been accepted by the Corporation or an agreement for the sale of Bonds has been entered into between the Corporation and a Dealer but the time of delivery to the purchaser or his agent of the Bonds has not occurred, the covenants set forth in Sections 3 and 6 hereof shall remain in effect until such Bonds are so resold or delivered, as the case may be, and (ii) the covenant set forth in Section 3.A.(a) and 3.B.(a) hereof, the provisions of Section 4 hereof, the indemnity agreement set forth in Section 7 hereof, the contribution agreement set forth in Section 8 hereof, and the provisions of Sections 10 and 13 hereof shall remain in effect.

SECTION 12. Notices

All notices and other communications hereunder shall be delivered in person, sent by registered airmail post or by telex or communicated by telephone (subject in the case of communication by telephone to confirmation within 24 hours by letter delivered by one of the foregoing means) and shall be effective upon receipt, provided always that the failure of any letter or telex confirmation to be delivered to or received by the party to whom it is addressed shall not invalidate the telephone communication in respect whereof it is sent. Notices to the Dealers shall be directed in the case of Deutsche Bank Securities Inc. to: 60 Wall Street, New York, New York, 10005 (facsimile no. (212) 797-2202), attention: Jeanmarie Genirs; in the case of UBS Limited to: 1 Finsbury Avenue, London EC2M 2PP (Telex No. 887434 UBSWG; facsimile no. (44 207) 567-2364), attention of International New Issues Department; in the case of any other Dealer, to such Dealer care of Deutsche Bank Securities Inc. or UBS Limited at the foregoing addresses; notices to the Corporation shall be directed to: Queensland Treasury Corporation, Minerals and Energy Centre, 61 Mary Street, Brisbane, Queensland, 4000, Australia (facsimile no. (61-7) 3210-0262), attention: Chief Executive; and notices to the Guarantor shall be directed to: Treasurer, Executive Building, 100 George Street, Brisbane, Queensland 4000, Australia (facsimile no. (61-7) 3221-1781), attention: Under Treasurer.

SECTION 13. Parties

This Agreement shall inure to the benefit of and be binding upon the parties hereto and the Dealers’ respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof (except for the conditions set forth in Section 6.A.(e) hereof) are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Bonds shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. Governing Law

This Agreement shall be governed by the laws of the State of New York, without reference to the conflict of laws principles thereof, except that all matters governing authorizations and executions by the Corporation and the Guarantor shall be governed by the laws of the State of Queensland.

SECTION 15. Consent to Service; Jurisdiction

Each of the Corporation and the Guarantor hereby appoints Deutsche Bank Trust Company Americas of 60 Wall Street, New York, New York 10005 and its authorized successors as its authorized agent (the “Authorized Agent”) upon which process may be served in any action by any Dealer, or by any person controlling any Dealer, arising out of or based upon this Agreement or the guarantee of the Bonds by the Guarantor which may be instituted in any State or Federal court in the City or State of New York, and expressly accepts the jurisdiction of any such court in respect of any such action. Such appointment shall be irrevocable as long as any of the Bonds remain outstanding except that if, for any reason, such agent ceases to act in such capacity, each of the Corporation and the Guarantor will appoint another person in New York, selected in its discretion, as such Authorized Agent. Each of the Corporation and the Guarantor will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent, together with written notice of such service mailed or delivered to the Corporation or the Guarantor, as the case may be, at the addresses set forth in Section 12 hereof shall be deemed in every respect effective service of process upon the Corporation or the Guarantor, as the case may be. Notwithstanding the foregoing, any action by any Dealer, or by any person controlling any Dealer, arising out of or based upon this Agreement may be instituted in any competent court in the State of Queensland or any court in the Commonwealth of Australia competent to hear appeals therefrom. Each of the Corporation and the Guarantor hereby waives irrevocably any immunity from jurisdiction (but not execution or attachment or process in the nature thereof) to which it might otherwise be entitled in any action arising out of or based upon this Agreement which may be instituted as provided in this Section in any State or Federal court in The City or the State of New York or in any competent court in the State of Queensland or any court in the Commonwealth of Australia competent to hear appeals therefrom.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and us in accordance with its terms.

Very truly yours,

QUEENSLAND TREASURY CORPORATION

By:
Name:	Stephen Rochester
Title:	Chief Executive

THE TREASURER ON BEHALF OF
THE GOVERNMENT OF QUEENSLAND

By:
Name:	The Hon. Andrew Fraser
Title:	Treasurer

CONFIRMED AND ACCEPTED, as of

the date first above written:

UBS LIMITED on behalf of:

Deutsche Bank Securities Inc.,

ABN AMRO Bank N.V.,

ABN AMRO Incorporated,

Australia and New Zealand Banking Group Limited,

Citigroup Global Markets Inc.,

Citigroup Global Markets Limited,

Commonwealth Bank of Australia,

Deutsche Bank AG, London Branch,

Macquarie Bank Limited London Branch,

Macquarie Securities (USA) Inc.,

Royal Bank of Canada Europe Limited,

The Toronto-Dominion Bank, and

Westpac Banking Corporation.

By:	By:
Name:	Name:
Title:	Title:

UBS LIMITED

By:	By:
Name:	Name:
Title:	Title:

UBS LIMITED on behalf of:

National Australia Bank Limited (ABN 12 004 044 937)

By:	By:
Name:	Name:
Title:	Title:

EXHIBIT A

[Name of Dealer]

Dear Sirs:

Attached hereto is a copy of the Amended and Restated Distribution Agreement, dated as of •, 2007, among Queensland Treasury Corporation, a corporation sole constituted under the laws of the State of Queensland, Commonwealth of Australia (the “Corporation”), the Treasurer on behalf of the Government of Queensland (the “Guarantor”), and the several Dealers named therein (the “Amended and Restated Distribution Agreement”), and, to the extent applicable, the provisions thereof are incorporated by reference herein and deemed to be part of this letter agreement to the same extent as if such provisions had been set forth in full herein. All capitalized terms used but not defined herein shall have the meanings assigned in the Agreement.

The Corporation and the Guarantor hereby request that you act as a Dealer in the Bonds, subject in all respects to the terms and conditions set forth in the Amended and Restated Distribution Agreement, as from             , [until                     ] [INSERT IF REVERSE INQUIRY — solely for the purpose of offering and selling up to an aggregate principal amount of the Bonds] and you hereby agree so to act. The Corporation and the Guarantor hereby confirm to you their respective representations and warranties in the Amended and Restated Distribution Agreement as if made as of the date hereof.

This letter agreement shall be governed by the laws of the State of New York without reference to the principles of conflicts of laws thereof, except that all matters governing authorizations and executions by the Corporation and the Guarantor shall be governed by the laws of the State of Queensland.

By execution hereof, you agree that you shall be subject to the same obligations [for the purposes of the offer and sale of such Bonds] that you would have had if you had been a Dealer named in the Amended and Restated Distribution Agreement.

A-1

Please sign and return to us a counterpart of this letter to acknowledge your agreement to the terms hereof.

Yours faithfully,

QUEENSLAND TREASURY CORPORATION

By:
Name:
Title:

THE TREASURER ON BEHALF OF
THE GOVERNMENT OF QUEENSLAND

By:
Name:
Title:

CONFIRMED AND ACCEPTED, this              day of                     ,

[NAME OF DEALER]

By:
Name:
Title:

A-2

EXHIBIT B

SELLING RESTRICTIONS

Each Dealer will (to the best of its knowledge and belief) comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells the Bonds or possesses or distributes the Prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Bonds under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales and neither the Corporation nor any other Dealer shall have responsibility therefor.

Each of the Dealers, severally and not jointly, represents and warrants to, and agrees with, the Corporation that, in connection with its solicitation of offers to purchase Bonds or its initial distribution of any Bonds purchased by it as principal:

(i) It will not offer or sell Bonds, directly or indirectly, in the Commonwealth of Australia, its territories and possessions (“Australia”) and that:

(A) it has not directly or indirectly offered for subscription or purchase or issued invitations to subscribe for or buy or sell any Bonds; and

(B) it will not directly or indirectly offer for subscription or purchase or issue invitations to subscribe for or buy or sell any Bonds; and

(C) it has not distributed and will not distribute any draft or final form offering memorandum, advertisement or other offering material relating to any Bonds in Australia or to any person that the employees of the Dealer acting in connection with the offer or sale know or have reasonable grounds to suspect is an Offshore Associate of the Corporation other than one acting in the capacity of a dealer, manager or underwriter in relation to the placement of the Bonds or in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered scheme (within the meaning of the Corporations Act 2001 (Australia)).

(ii)(A) It will co-operate with the Corporation with a view to ensuring that Bonds are offered for sale in such a manner which will allow payments of interest or amounts in the nature of interest on the Bonds to be exempt from Australian withholding tax under section 128F of the Income Tax Assessment Act 1936 (Australia).

(B) It hereby represents and warrants to and for the benefit of the Corporation that at the date of this Agreement:

(1) in performing its obligations under this Agreement, it is and will be acting in the course of carrying on a business of providing finance, or investing or dealing in securities in the course of operating in financial markets;

(2) except as disclosed to the Corporation, it is not, so far as it is aware, an associate (within the meaning of Section 128F of the Income Tax Assessment Act 1936 (Australia)) of any other Dealer.

(C) It agrees to notify the Corporation promptly of any act, condition, matter or thing of which it is aware and which renders the representations and warranties contained in clause (ii)(B) of this Exhibit untrue or inaccurate in any material respect if repeated on the date the relevant Bonds are issued with reference to the facts and circumstances then subsisting.

(D) It represents and agrees that it will not sell Bonds or an interest in Bonds to any person who is known or reasonably suspected by employees of the Dealer acting in connection with the offer or sale to be an Offshore Associate of the Corporation other than one acting in the capacity of a dealer, manager or underwriter in relation to the placement of the Bonds or in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered scheme (within the meaning of the Corporations Act 2001 (Australia)).

(E) The Corporation:

(1) will place and maintain on an Electronic Source the following information:

(a) the name of the Corporation;

(b) the name of the Programme;

(c) such other information in connection with the Programme as the Corporation wishes (subject to this Agreement); and

(2) will distribute to each Dealer such number of copies of the Prospectus as the Dealer reasonably requests.

(F) Each Dealer may place on an Electronic Source the following information:

(1) the name of the Corporation;

(2) the name of the Programme;

(3) the Dealer’s name and contact details; and

(4) such other information agreed between the Corporation and Dealer with the exception of information relating to indicative pricing and secondary trading which may be placed on an Electronic Source by a Dealer without the consent of the Corporation.

(G) In connection with any Bond issued, unless a Dealer has confirmed in writing to the Corporation that the initial issue to the Dealer of Bonds was a result of negotiations initiated pursuant to an Electronic Source, each Dealer will, for the purpose of placing the Bonds, within 30 days of issue:

(1) offer for sale any Bonds issued to it and procure that negotiations for sale are initiated pursuant to an Electronic Source; or

(2) offer any Bonds issued to at least 10 persons each carrying on a business of providing finance or investing or dealing in securities in the course of operating in financial markets and not known or reasonably suspected by the Dealer to be an associate (within the meaning of section 128F of the Income Tax Assessment Act 1936 (Australia)) of any other person covered by this paragraph; or

(3) offer any Bonds issued to it to at least 100 persons whom it is reasonable for the Dealer to regard as having acquired securities similar to the Bonds in the past or being likely to be interested in acquiring such instruments.

This undertaking does not apply where the issue of the Bonds resulted from their being offered for issue as a result of being accepted for listing on a stock exchange where the Corporation had previously entered into an agreement with the Dealer, in relation to the placement of the Bonds, requiring the Corporation to seek such listing.

(H) In connection with any Bond issued, each Dealer will provide to the Corporation, within 14 days of receipt of a request from the Corporation, such information of which it is aware in relation to any such Bond as is reasonably required for the purposes of assisting the Corporation to demonstrate that the public offer test under section 128F of the Income Tax Assessment Act 1936 (Australia) has been satisfied but no Dealer is obliged to disclose the identity of the purchaser of any Bond or any information from which such identity might or would be capable of being ascertained, or any information the disclosure of which would be contrary to or prohibited by any relevant law, regulation or directive. In connection with any Bond issued and within 14 days of receipt of a request from the Corporation, each Dealer will provide directly to the Australian Taxation Office on a confidential basis information necessary to demonstrate its compliance with the provisions of clause (ii)(G) of this Exhibit.

(I) In this Exhibit, “Electronic Source” means an electronic financial markets information source:

(a) operated by Reuters or Bloomberg; or

(b) which has been approved in writing by the Corporation,

access to which is available to market participants.

(J) In this Exhibit, “Offshore Associate” means an associate (as defined in Section 128F) of the Corporation that is either a non-resident of the Commonwealth of Australia which does not acquire the Bonds in carrying on a business at or through a permanent establishment in Australia or, alternatively, is a resident of Australia that acquires the Bonds in carrying on a business at or through a permanent establishment outside of Australia.

(iii) In relation to each tranche of Bonds, it represents, warrants and undertakes that:

(A) In relation to any Bonds which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any Bonds other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Bonds would otherwise constitute a contravention of Section 19 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”) by the Corporation;

(B) Financial promotion: it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA received by it in connection with the issue or sale of any Bonds in circumstances in which section 21(1) of the FSMA does not apply to the Corporation or the Guarantor; and

(C) General compliance: it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Bonds in, from or otherwise involving the United Kingdom.

(iv)

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), it represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Bonds to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Bonds to the public in that Relevant Member State:

(A)	in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those Bonds which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

(B)	at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(C)	at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(D)	at any time in any other circumstances which do not require the publication by the Corporation and the Guarantor of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the Bonds to the public” in relation to any Bonds in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Bonds to be offered so as to enable an investor to decide to purchase or subscribe the Bonds, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and, for the avoidance of doubt, the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

EXHIBIT C

QTC OPERATIONAL GUIDELINES

EXHIBIT D

FORM OF APPLICABLE PRICING SUPPLEMENT

Set out below is the form of pricing supplement (which will constitute the “final terms” for the purposes of the Prospectus Directive) which will be completed for each tranche of bonds offered and sold pursuant to this base prospectus supplement/prospectus supplement and the accompanying prospectus. The bonds may be issued in one or more series as we may authorize from time to time. Prospective investors should refer to the applicable base prospectus supplement/prospectus supplement and the accompanying prospectus for a description of the specific terms and conditions of the particular series of bonds.

Pricing Supplement No. [•] Dated [•]

Queensland Treasury Corporation

Issue of [Aggregate Nominal Amount of Tranche] Global A$ Bonds

Guaranteed by The Treasurer on behalf of The Government of Queensland under the A$18,000,000,000 Global A$ Bond Facility

[issued on a consolidated basis with the Global A$ Bonds due [•],

currently totaling A$[•] including buy backs)]

PART A - CONTRACTUAL TERMS

Terms used herein shall be deemed to be defined as such for the purposes of the Terms and Conditions set forth in the prospectus supplement dated [•] (the “prospectus supplement”) and the accompanying prospectus dated [•] (together, the “Prospectus”). The prospectus supplement constitutes a prospectus for the purposes of the Prospectus Directive (Directive 2003/71/EC) (the “Prospectus Directive”). This document constitutes the final terms of the bonds described herein for the purposes of Article 5.4 of the Prospectus Directive and must be read in conjunction with the Prospectus. Full information on the Issuer and the offer of the bonds is only available on the basis of the combination of these final terms and the Prospectus. The Prospectus is available for viewing at the Head Office of the Issuer, Minerals & Energy Centre, 61 Mary Street, Brisbane, Queensland 4000, Australia, and copies may be obtained from the listing agent, Deutsche Bank Luxembourg S.A., 2 Boulevard Konrad Adenauer, L-1115 Luxembourg. The pricing supplement will be published on the Luxembourg Stock Exchange’s website.

[The following alternative language applies if the first tranche of an issue which is being increased was issued under a prospectus with an earlier date.

Terms used herein shall be deemed to be defined as such for the purposes of the Terms and Conditions set forth in the prospectus supplement dated [original date] and the accompanying prospectus dated [•] (together, the “Prospectus”). This document constitutes the final terms of the bonds described herein for the purposes of Article 5.4 of the Prospectus Directive and must be read in conjunction with the prospectus supplement dated [•], which constitutes a base prospectus for the purposes of the Prospectus Directive (Directive 2003/71/EC) (the “Prospectus Directive”)(hereinafter, the “Base Prospectus”), save in respect of the Terms and Conditions which are extracted from the Prospectus and are attached hereto. Full information on the Issuer and the offer of the bonds is only available on the basis of the combination of these final terms, the prospectus supplement and the Prospectus. Copies of the prospectus supplement and the Prospectus are available for viewing at the Head Office of the Issuer, Minerals & Energy Centre, 61 Mary Street, Brisbane, Queensland 4000, Australia, and copies may be obtained from the listing agent, Deutsche Bank Luxembourg S.A., 2 Boulevard Konrad Adenauer, L-1115 Luxembourg.

[Include whichever of the following apply or specify as “Not Applicable” (N/A). Note that the numbering should remain as set out below, even if “Not Applicable” is indicated for individual paragraphs or subparagraphs. Italics denote directions for completing the pricing supplement.]

[When adding any other final terms or information at, for example, item 19 of Part A or in relation to disclosure relating to the interests of natural and legal persons involved in the issue/offer in Part B consideration should be given as to whether such terms or information constitute “significant new factors” and consequently trigger the need for a supplement to the Prospectus under Article 16 of the Prospectus Directive.]

1.	(i)	Issuer:	Queensland Treasury Corporation

	(ii)	Guarantor:	The Treasurer on behalf of the Government of Queensland

2.		Benchmark line:	[•] (e.g., 2005, 2007, 2009, etc) (to be consolidated and form a single series with QTC [•]% Global A$ Bonds due [•],[•], ISIN [•])

3.		Specific Currency or Currencies:	AUD (“A$”)

4.	(i)	Issue price:	[ ]%

	(ii)	Dealers’ fees and commissions paid by Issuer:	[No fee or commission is payable in respect of the issue of the bond(s) described in this Pricing Supplement. Instead, QTC pays fees and commissions in accordance with the procedure described in the QTC Offshore and Onshore Fixed Interest Distribution Group Operational Guidelines.][Specify]

5.		Specified Denominations:	A$1,000

6.	(i)	Issue Date:	[ ]

	(ii)	Record Date (date on and from which security is Ex-interest):	[specify date]

	(iii)	Interest Payment Dates:	[specify date]

7.		Maturity Date:	[specify date]

8.		Interest Basis:	[ ] per cent Fixed Rate

9.		Redemption/Payment Basis:	Redemption at par

10.		Change of Interest Basis or Redemption/Payment Basis:	Not Applicable [unless otherwise specified in the applicable Prospectus supplement]

11.	(i)	Status of the Bonds:	Senior and rank pari passu with other senior, unsecured debt obligations of QTC

	(ii)	Status of the Guarantee:	Senior and ranks pari passu with all its other unsecured obligations

12.		Method of distribution:	[Syndicated/Non-syndicated]

PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE

13.		Fixed Rate Note Provisions Applicable

	(i)	Rate(s) of Interest:	[ ] percent per annum [payable [annually/semi-annually/quarterly] in arrears]

	(ii)	Interest Payment Date(s):	[specify date] in each year up to and including the Maturity Date

(NB: This will need to be amended in the case of long or short coupons)

	(iii)	Fixed Coupon Amount(s):	A$[ ] per A$1,000 in nominal amount

	(iv)	Determination Date(s):	[specify date] in each year [Insert regular interest payment dates, ignoring issue date or maturity date in the case of a long or short first or last coupon]

(NB: This will need to be amended in the case of regular interest payment dates which are not of equal duration. Only relevant where Day Count Fraction is Actual/Actual (ISMA))

	(v)	Other terms relating to the method of calculating interest for Fixed Rate Bonds:	None

PROVISIONS RELATING TO REDEMPTION

14.		Final Redemption Amount:	A$1,000 per bond of A$1,000 Specified Denomination

15.		Early Redemption Amount(s) payable on redemption for taxation reasons or on event of default and/or the method of calculating the same:	Not Applicable

GENERAL PROVISIONS APPLICABLE TO THE BONDS

16.		Form of Bonds:	Permanent Global Note not exchangeable for Definitive Bonds

17.		Additional Financial Centre(s) or other special provisions relating to Payment Dates:	Not Applicable

18.		Talons for future Coupons or Receipts to be attached to Definitive Bonds (and dates on which such Talons mature):	No

19.		Other terms or special conditions:

Not Applicable

(When adding any other final terms consideration should be given as to whether such terms constitute “significant new factors” and consequently trigger the need for a supplement to the Prospectus under Article 16 of the Prospectus Directive)

DISTRIBUTION

20.	(i)	If syndicated, names and addresses of Managers and underwriting commitments:	[Not Applicable/give names and addresses and underwriting commitments] (Extra information will be required if the Managers and underwriters are not the same or if the placing is “best efforts”)

	(ii)	Date of Dealer Agreement:	[ ]

	(iii)	Stabilizing Manager(s) (if any):	[Not Applicable/give name(s)]

21.		If non-syndicated, name and address of relevant Dealer:	[give name and address]
22.		Whether TEFRA D or TEFRA C rules applicable or TEFRA rules not applicable:	TEFRA Not Applicable

23.	Additional selling restrictions:	[Not Applicable/give details]

LISTING APPLICATION

This pricing supplement comprises the final terms required to list and have admitted to trading the issue of bonds described herein pursuant to the A$18,000,000,000 Global A$ Bond Facility of Queensland Treasury Corporation.

RESPONSIBILITY

The Issuer and the Guarantor accept responsibility for the information contained in this pricing supplement.

Signed on behalf of the Issuer:

By:
Duly authorized

PART B – OTHER INFORMATION

1.	LISTING

(i)	Listing:	Bourse de Luxembourg.

(ii)	Admission to trading:	Application has been made for the bonds to be admitted to trading on the regulated market of the Bourse de Luxembourg with effect from [ ].

2.	RATINGS

Ratings:

The bonds to be issued have been rated:

[S&P:            [    ]]

[Moody’s:    [    ]]

[[Other]:        [    ]]

[Include here a brief explanation of the meaning of the ratings if this has previously been published by the rating provider.]

A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time. Each rating should be evaluated independently of any other rating.

(The above disclosure should reflect the rating allocated to bonds issued under the bond facility generally or, where the issue has been specifically rated, that rating.)

3. INTERESTS OF NATURAL AND LEGAL PERSONS INVOLVED IN THE ISSUE

[Save for any fees payable to the [Managers/Dealers], so far as the Issuer is aware, no person involved in the issue of the bonds has an interest material to the offer. - Amend as appropriate if there are other interests]

4. REASONS FOR THE OFFER, ESTIMATED NET PROCEEDS AND TOTAL EXPENSES

(i)	Reasons for the Offer:	See “Use of Proceeds” section in the prospectus supplement.

(ii)	Estimated net proceeds:	Not Applicable.

(iii)	Estimated total expenses:	Not Applicable.

5. YIELD

Indication of yield:

[    ]

[Calculated as [include details of method of calculation in summary form] on the Issue Date.]

The yield is calculated at the Issue Date on the basis of the Issue Price. It is not an indication of future yield.

6. OPERATIONAL INFORMATION

(i)	ISIN Code:	[ ]

(ii)	Common Code:	[ ]

(iii) CUSIP Code:	[ ]

(iv) Any clearing system(s) other than Depositary Trust Company, Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme and the relevant identification number(s):	Not Applicable

(v) Delivery:	Delivery [against/free of] payment

(vi) Names and addresses of additional Paying Agent(s) (if any):	[ ]

EXHIBIT E

FORM OF OPINION OF CROWN SOLICITOR, THE STATE OF QUEENSLAND

• November 2007

TO:

DEUTSCHE BANK SECURITIES INC.,
UBS LIMITED,
ABN AMRO BANK N.V.,
ABN AMRO INCORPORATED,
AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED,
COMMONWEALTH BANK OF AUSTRALIA,
DEUTSCHE BANK AG, LONDON BRANCH,
MACQUARIE SECURITIES (USA) INC.,
MACQUARIE BANK LIMITED, LONDON BRANCH
NATIONAL AUSTRALIA BANK LIMITED,
ROYAL BANK OF CANADA EUROPE LIMITED,
CITIGROUP GLOBAL MARKETS LIMITED,
CITIGROUP GLOBAL MARKETS INC.,
THE TORONTO-DOMINION BANK,
WESTPAC BANKING CORPORATION.

C/-	DEUTSCHE BANK SECURITIES INC.
60 WALL STREET, 3RD FLOOR
NEW YORK, NEW YORK 10005
U.S.A.

Dear Sirs,

Re:	Queensland Treasury Corporation – Global A$ Bonds

1.	I have been requested to provide an opinion for the Queensland Treasury Corporation (“the Issuer”) and the Treasurer, on behalf of the Government of Queensland (meaning the Crown in right of the State of Queensland) (“the Guarantor”) in connection with the Amended and Restated Distribution Agreement dated as of • November 2007 (“the Distribution Agreement”) among you the Dealers, the Issuer and the Guarantor of the Global A$ Bond Facility (“the Facility”) and the notes to be issued pursuant to the Facility under the Amended and Restated Fiscal Agency Agreement dated 1 November 2002 (“the Fiscal Agency Agreement”) among the Issuer, Deutsche Bank AG London Branch as Fiscal Agent and London Paying, Transfer and Authenticating Agent, Deutsche Bank Luxembourg S.A. as Luxembourg Paying and Transfer Agent and Deutsche Bank Trust Company Americas as New York Paying, Transfer and Authenticating Agent.

This opinion relates to the issue of up to A$18,000,000,000 aggregate principal amount of Global A$ Bonds outstanding at any one time to be offered and sold in accordance with the Distribution Agreement (individually, a “Bond” and collectively, the “Bonds”) and to be issued pursuant to the Fiscal Agency Agreement and guaranteed pursuant to a Deed of Guarantee dated 14 January 1993, a Deed of Guarantee dated 16 December 1993, a Deed of Guarantee dated 24 January 2001, a Deed of Guarantee dated 4 December 2001 and a Deed of Guarantee dated      November 2007 (collectively, “the Guarantee”) made by the Guarantor. Of such A$18,000,000,000 aggregate principal amount of Global A$ Bonds, Global A$ Bonds with an aggregate initial offering price equivalent to US$• less the aggregate principal amount or initial offering price (as the case may be) of other debt securities issued pursuant to the Registration Statement (described below), may be issued and sold in the United States.

I have examined the following documents:-

(a)	A copy of the Registration Statement relating to the registration of an additional US$10,000,000,000 of debt securities in the form in which it was filed on • November 2007 (“the Registration Statement”);

(b)	A copy of the Prospectus and the Prospectus Supplements relating to the Bonds and additional Bonds to be issued pursuant to the Facility contained in the Registration Statement (collectively called “the Prospectus”);

(c)	A copy of the Distribution Agreement;

(d)	A copy of the Fiscal Agency Agreement;

(e)	The Guarantee;

(f)	Certified copies of the Executive Council Minutes passed and recorded on 17 December 1992 and 16 December 1993 in relation to the Guarantee;

(g)	The forms of the Definitive Fixed Rate Bond and Global Fixed Rate Bond being Exhibits A and B respectively to the Fiscal Agency Agreement;

(h)	A copy of Instruments of Authorisation dated 18 May 1990 and 30 May 1990 executed by the Issuer appointing authorised persons to sign agreements and other documents in connection with the Facility; a copy of Instruments of Authorisation dated 22 May 1990 and 31 May 1990 executed by the Guarantor appointing authorised persons to sign agreements and other documents in connection with the Facility;

(i)	A copy of the Instrument of Delegation dated 8 October 2002 executed by the Issuer delegating its powers, authorities, functions and duties under the Queensland Treasury Corporation Act 1988 to the Queensland Treasury Corporation Capital Markets Board (“the Board”);

(j)	The Policy Guidelines and Authorisations (last reviewed in September 2007) providing, inter alia, that in respect of financial arrangements pursuant to or consequent to financial arrangements already entered into by the Issuer, such financial arrangements may be approved by the Chief Executive of the Issuer;

(k)	The approval of the Chief Executive of the Issuer dated 26 October 2007 in respect of the issue of the Prospectus and to proceed with the update of the Facility;

(l)	A copy of the appointment and re-appointment of Gerard Patrick Bradley as Under Treasurer and Under Secretary, Treasury Department of the State of Queensland as gazetted on 7 August 1998 and 10 October 2003;

(m)	A copy of the appointments of Anna Maria Bligh as Premier of the State of Queensland and Andrew Peter Fraser as Treasurer of the State of Queensland gazetted on 13 September 2007; and

(n)	A copy of letters from the Issuer and the Guarantor appointing Deutsche Bank Trust Company Americas as their agent to receive service of process under the Documents and a copy of the acceptance of that appointment.

In	this Opinion, the expression “Documents” means the Registration Statement, the Prospectus, the Distribution Agreement, the Fiscal Agency Agreement, the Guarantee, the notes, and the documents referred to in paragraphs 1(h) to (n).

2.	In giving this opinion, I have made the following assumptions:-

(a)	that originals of all documents executed or to be executed have been or will be validly authorised, executed and delivered by all of the parties (other than the Issuer and the Guarantor) in the form provided to me;

(b)	that insofar as any obligation under the Documents is to be performed in any jurisdiction outside the Commonwealth of Australia, its performance will not be illegal or ineffective by virtue of the laws of that jurisdiction;

(c)	the genuineness and propriety of all signatures (other than on behalf of the Issuer and the Guarantor) on all documents and the completeness, and the conformity to original documents, of all copies submitted to me;

(d)	in connection with paragraphs 4(d), 4(l) and 4(n), that at the time of the issue, sale and delivery of each particular Bond, the authorisation of the Bonds and the Guarantee will not have been modified or rescinded and, with respect to each Bond, that the Bond will conform to the draft forms of the Bonds examined by me;

(e)	in connection with paragraphs 4(d) and 4(n), that at the time of the issue, sale and delivery of each particular Bond there will not have occurred any change in law affecting the validity, legally binding character or enforceability of the Bond or the Guarantee and that the issue, sale and delivery of the Bond, all of the terms of the Bond and the Guarantee and the performance by the Issuer and the Guarantor of their respective obligations thereunder and under the Fiscal Agency Agreement will comply with applicable law and with each requirement or restriction imposed by any Court or governmental body having jurisdiction over the Issuer or the Guarantor and will not result in a default under or a breach of any agreement or instrument then binding upon the Issuer or the Guarantor;

(f)	in connection with paragraphs 4(l) and 4(n), that with respect to each particular Bond that the inclusion of any alternative or additional terms that are not currently specified in the draft forms of Bond examined by me would not require the Issuer or the Guarantor to obtain any regulatory consent, authorisation or approval or make any regulatory filing in order for the Issuer to issue, sell and deliver such Bond and for the Guarantor to issue the Guarantee;

(g)	that the issue of the Bonds will satisfy the “public offer test” prescribed by section 128F of the Income Tax Assessment Act 1936 (Commonwealth); and

(h)	in any event no other documentation or other factual matter is in existence which has not been shown or disclosed to me, and which could or might cause me to alter or vary my views concerning any of the matters dealt with in this opinion.

3.	This opinion is limited to the laws of the Commonwealth of Australia and the State of Queensland. Any reference in this opinion to the laws of the State of Queensland includes the applicable laws of the Commonwealth of Australia. As to all matters of law of the State of New York, I have made no independent investigation and do not hold myself out as being conversant with those laws.

4.	Based upon and subject to the foregoing, I am of the opinion that:-

(a)	The Issuer has been duly constituted a corporation sole and validly exists under the laws of the State of Queensland and is properly qualified and entitled to carry on its functions.

(b)	The Issuer has the corporate power and statutory authority to enter into and execute the Documents to which it is a party, to carry out their terms and provisions and to offer for subscription, issue and deliver the Bonds and perform its obligations under them. The Guarantor has statutory power to enter into, to execute and perform its obligations under the Guarantee. The Treasurer of the State of Queensland has the authority to enter into and execute for and on behalf of the Guarantor each of the Documents to which it is a party, and the Guarantor has the power to perform all of its obligations under them.

(c)	The execution by the Issuer and the Guarantor of the Documents and the offering, issue, sale and delivery of the Bonds pursuant to the terms of the Distribution Agreement and the Fiscal Agency Agreement and the performance of all their obligations under them have been duly authorised in accordance with the laws of the State of Queensland. The execution of the Documents by the Issuer and on behalf of the Guarantor, in the case of the Documents to which it is a party, and the execution of the Guarantee by the Treasurer of the State of Queensland on behalf of the Guarantor will constitute valid executions. To the best of my knowledge, information and belief, the Documents do not and will not in their terms or effects conflict with, or result in a breach of or constitute a default under, any other agreement or obligation executed by the Issuer or the Guarantor.

The execution and delivery by the Issuer and the Guarantor of the Documents and the performance of their obligations under them will not contravene any law of the Commonwealth of Australia or Queensland.

(d)	The obligations of each of the Issuer and the Guarantor under each of the Documents to which it is a party are valid and binding and the issue of the Bonds is authorised in accordance with the provisions of section 18 of the Queensland Treasury Corporation Act 1988. When the terms of a particular Bond and of its issue and sale have been duly authorised and established by all necessary action in conformity with the Fiscal Agency Agreement, and the Bond has been duly completed, executed, authenticated and issued in accordance with the Fiscal Agency Agreement and delivered against payment as contemplated by the Distribution Agreement, the Bond will be validly issued and will constitute valid, binding and enforceable obligations of the Issuer and the Guarantor, and the Guarantee will constitute valid, binding and enforceable obligations of the Guarantor.

Upon a holder of the Bond effecting a transfer of its interest in the Bond pursuant to the terms and conditions of the Bonds and the entry of the relevant transferee on the Register for the Issuer’s Domestic Inscribed Stock in the manner envisaged in the terms and conditions of the Bonds there will have been validly issued to the holder Domestic Inscribed Stock for the relevant amount and no further act or authorisation will be required on the part of the Issuer in relation to such issue.

The term “enforceable” as used in this opinion means that the obligations assumed or to be assumed by the Issuer under the Distribution Agreement, the Fiscal Agency Agreement and the Bonds, and the Guarantor under the Distribution Agreement and the Guarantee, are of a type which the Australian Courts enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:-

(i)	enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation and other laws of general application relating to or affecting the rights of creditors;

(ii)	enforcement may be limited by general principles of equity - for example, equitable remedies may not be available where damages are considered to be an adequate remedy;

(iii)	claims may become barred under statutes of limitation or may be or become subject to defences of set-off or counterclaim;

(iv)	where obligations are to be performed in a jurisdiction outside Queensland, they may not be enforceable in Queensland to the extent that performance would be illegal under the laws of that jurisdiction.

(e)	At the time of issue, the Bonds will rank pari passu with all other direct and general unsecured obligations of the Issuer for borrowed money without any preference granted by the Issuer one above the other by reason of priority of date of issue, currency of payment or otherwise.

(f)	The choice of the law of the State of New York in the United States of America as the governing law of the Fiscal Agency Agreement, the Distribution Agreement, the Bonds and the Guarantee is a valid choice of law.

(g)	Any provisions in the Fiscal Agency Agreement, the Distribution Agreement and the Bonds for the submission by the Issuer and the Guarantor, and in the Guarantee for the submission by the Guarantor, to the jurisdiction of the State or Federal Courts in the City or State of New York, will be recognised as a valid submission to that jurisdiction.

(h)	To enforce a conclusive and unsatisfied judgment which is enforceable by execution in New York and obtained in relation to the Documents in a superior court of New York having jurisdiction to give that judgment, it is necessary for the judgment creditor to bring separate proceedings in the appropriate Courts of Queensland founded on the judgment and those Courts could reasonably be expected in the circumstances to give conclusive effect to the judgment for the purpose of the proceedings.

(i)	The courts of the State of Queensland will recognise as a valid judgment and will recognise for the purposes of enforcement any final and conclusive judgment for a sum of money (not being in respect of a tax or other charge of a like nature or in respect of a fine or other penalty) which is not wholly satisfied and which could be enforced by execution in New York obtained in a Federal Court of the United States located in the City or State of New York or a Court of the State of New York, against the Issuer or the Guarantor in an action instituted by service of process on the authorised agent of the Issuer or the Guarantor in accordance with the terms and conditions of any of the Documents to which the Issuer or the Guarantor is a party and will give effect to it provided that:-

(i)	the judgment is not obtained by fraud, duress or in a manner contrary to natural justice;

(ii)	enforcement of the judgment is not contrary to public policy in Queensland (and I have no reason to believe that enforcement of a judgment so obtained would be contrary to present public policy in Queensland);

(iii)	that the party seeking enforcement is not estopped from relying on the judgment by reason of estoppel arising out of a prior judgment within the State of Queensland between the same parties and concerning the same issue or issues; and

(iv)	the rights under the judgment are vested in the person by whom the application for registration is made.

(j)	In the case of default by the Issuer or the Guarantor in the carrying out or performance of obligations under the Documents, such action or suits or other proceedings will be capable of being instituted in the State of Queensland against the Issuer or the Guarantor as might be instituted had the Documents been made between private persons. Damages and costs will be capable of being recovered as nearly as possible against the Issuer and the Guarantor as might be recovered had the Documents been made between private persons.

The Issuer and the Guarantor, as agents of the Crown, enjoy all the immunities of the Crown, except where those immunities have been taken away by statute. The Crown Proceedings Act 1980 (Queensland) has removed the immunity of the Crown from execution in respect of all property vested in Her Majesty in right of the State of Queensland other than:-

(i)	all property used, occupied or enjoyed or intended so to be by the Governor for the time being;

(ii)	the Parliamentary buildings at Brisbane and all property in them or used or occupied in connection with them for the purposes of Parliament or of the Legislative Assembly;

(iii)	Supreme Court houses and other Court houses and offices;

(iv)	all corrective services facilities within the meaning of the Corrective Services Act 2000 (Queensland) and all property in them or used or occupied in connection with them.

In addition, the Issuer has, pursuant to section 24(5) of the Queensland Treasury Corporation Act 1988, and the Guarantor has, pursuant to section 33(7) of that Act,

the statutory power to expressly waive their immunity (if any) under any Act or rule of law from proceedings. The provisions within the Documents for the waiver of immunity by the Issuer or the Guarantor are within their statutory powers, valid, binding and enforceable.

(k)	The obligations of the Guarantor under the Guarantee are direct, unconditional and general obligations of the Guarantor enforceable against the Guarantor in accordance with the conditions of the Guarantee. All monies payable under the Guarantee shall be a charge upon and be paid out of the Consolidated Fund of the State of Queensland which is to the necessary extent appropriated accordingly by virtue of section 34 of the Queensland Treasury Corporation Act 1988.

(l)	All the necessary consents, licences, approvals and authorisations of, and registrations or declarations with, any government or other authority required in the State of Queensland and the Commonwealth of Australia in connection with the execution, delivery, performance, validity, enforceability or admissibility in evidence of the Documents in the State of Queensland and the Commonwealth of Australia, have been obtained and made and are in full force and effect.

(m)	The Documents are not subject to any tax or other charge, including but not limited to registration or stamp tax, in the State of Queensland or the Commonwealth of Australia.

(n)	The execution, delivery and performance of the Documents will not violate any present applicable law or regulation or order or decree binding on the Issuer or the Guarantor or any other governmental authority, Court or agent of the Commonwealth of Australia or the State of Queensland.

(o)	To the best of my knowledge, information and belief there are no litigation or administrative or arbitration proceedings of or before any Court or government authority or agency or tribunal to which the Issuer or the Guarantor is a party pending (or to my knowledge threatened) to enjoin or restrain the execution or performance of the Fiscal Agency Agreement, Distribution Agreement, Bonds or Guarantee, or in any manner to question the validity of the Fiscal Agency Agreement, Distribution Agreement, Bonds or Guarantee.

(p)	The Guarantee may be enforced in accordance with its terms without exhaustion of remedies against the Issuer.

(q)	The acquisition, ownership or disposal of the Bonds or receipt of amounts in respect of principal of or interest on and any other monies payable under the terms of the Bonds by a Bondholder who is not a “resident of Australia” within the meaning of the Income Tax Assessment Act 1936 of Australia, does not result in the imposition of or liability for (either directly or by way of deduction, withholding or otherwise) any taxes, assessment or other charges which are imposed by the Commonwealth of Australia, the State of Queensland or any taxing authority of the Commonwealth of Australia or the State of Queensland.

(r)	All statements relating to the laws of the Commonwealth of Australia and the State of Queensland in the Registration Statement are true and correct. Nothing has come to my attention to cause me to believe that the Registration Statement, as of the effective date of the Registration Statement, or the Prospectus included in the Registration Statement, as of the date of the Prospectus Supplement, contained an untrue statement of a material fact or omitted to state a material fact. However, I express no opinion or belief as to the financial statements or other financial data contained in the Registration Statement.

This opinion is addressed solely to you, but its contents may also be relied upon by the Fiscal Agent. Other than this, this opinion is not to be transmitted to any other person, nor is it to be relied upon by any other person or for any other purpose unless specifically authorised by me so to do.

Yours faithfully,

CW Lohe

Crown Solicitor

TRE086/109:1166981